UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 19, 2014, QR Energy, LP, a Delaware limited partnership (the “Partnership”) became a wholly-owned subsidiary of Breitburn Energy Partners LP, a Delaware limited partnership (“Breitburn”), as a result of the merger of Boom Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Breitburn (“Merger Sub”), with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of July 23, 2014 (the “Merger Agreement”), by and among the Partnership, QRE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Breitburn, Breitburn GP LLC, a Delaware limited liability company and the general partner of Breitburn, and Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Common Unit (collectively, the “Common Units”) and Class B Unit (collectively, the “Class B Units”) of the Partnership (as set forth in the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 22, 2010, as amended by Amendment No. 1 dated October 3, 2011, Amendment No. 2 dated December 12, 2013 and Amendment No. 3 dated March 2, 2014 (the “Partnership Agreement”)) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.9856 Breitburn common units (the “Breitburn Units” and individually, a “Breitburn Unit”) (such consideration, the “Unit Consideration”) or, in the case of fractional Breitburn Units, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) such fractional part of a Breitburn Unit multiplied by (ii) the average closing price for a Breitburn Unit as reported on the NASDAQ for the ten consecutive full trading days ending at the close of trading on the full trading day immediately preceding the closing date of the Merger (the “Closing Date”). Moreover, at the Effective Time, each of the Class C Convertible Preferred Units of the Partnership (as set forth in the Partnership Agreement) (the “Class C Units”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive cash in an amount equal to (i) $350 million divided by (ii) the number of Class C Units outstanding immediately prior to the Effective Time (the “Cash Consideration”). A number of Class B Units issuable upon a change of control of the Partnership (the “Contingent Class B Units”) equal to (i) 6,748,067, minus (ii) the excess of (A) the number of performance units that vested and were settled in Common Units of the Partnership in connection with the Merger over (B) 383,900 (the “Adjusted Class B Amount”) were issued and treated as outstanding Class B Units and converted into the right to receive the Unit Consideration. In addition, (i) each restricted Common Unit that was outstanding pursuant to the Partnership’s long-term incentive plan (the “Partnership LTIP”) vested upon the Effective Time and was converted into the right to receive the Unit Consideration and (ii) immediately prior to the Effective Time, each performance unit granted pursuant to the Partnership LTIP vested and was settled in a number of Common Units determined based on the actual attainment of the applicable performance goal(s) as of two business days prior to the Effective Time, with such resulting Common Units converted at the Effective Time into the right to receive the Unit Consideration.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2014 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Partnership notified the New York Stock Exchange (“NYSE”) on November 19, 2014 that trading in the Partnership’s Common Units should be suspended and the listing of such Common Units on the NYSE should be removed. The trading of the Partnership’s Common Units on the NYSE was suspended at 9:30 A.M. (New York time) on November 20, 2014. The Partnership also requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Partnership’s Common Units under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Furthermore, the Partnership intends to file with the SEC a Form 15 requesting that the reporting obligations of the Partnership under Sections 13(a) and 15(d) of the Exchange Act be suspended as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, (i) each outstanding Common Unit and Class B Unit was converted into the right to receive the Unit Consideration; (ii) the outstanding Class C Units were converted into the right to receive the Cash Consideration; (iii) the Contingent Class B Units in an amount equal to the Adjusted Class B Amount were issued and converted into the right to receive the Unit Consideration; (iv) the restricted Common Units outstanding under the Partnership LTIP vested at the Effective Time and were converted into the right to receive the Unit Consideration; and (v) the performance units granted under the Partnership LTIP vested immediately prior to the Effective Time and were settled in a number of Common Units determined based on the actual attainment of the applicable performance goal(s) as of two business days prior to the Effective Time, and such resulting Common Units were converted at the Effective Time into the right to receive the Unit Consideration.

As of the Effective Time, holders of the Partnership’s units immediately prior to the Effective Time ceased to have any rights as unitholders of the Partnership (other than the right to receive the Unit Consideration or as otherwise provided by the Merger Agreement or by law).

The information set forth in Items 2.01, 3.01 and 5.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change of control of the Partnership occurred on November 19, 2014 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Partnership, with the Partnership continuing to exist as a Delaware limited partnership.

As a result of the Merger, the Partnership became a wholly-owned subsidiary of Breitburn. All limited partners of the Partnership at the Effective Time ceased to be limited partners pursuant to the Merger Agreement. All of the limited liability company interests in Merger Sub immediately prior to the Effective Time were converted into the sole limited partner interest in the Partnership, with Breitburn thus becoming the sole limited partner of the Partnership. The general partner interest in the Partnership outstanding immediately prior to the Effective Time remains unchanged, and the General Partner, as the holder of such general partner interest, continues to be the sole general partner of the Partnership.

The information set forth in Items 2.01 and 3.03 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time of the Merger, each member of the board of directors of the General Partner (the “Board”) resigned from the Board and ceased to be directors of the General Partner. These directors are: Donald Wolf, Alan Smith, John Campbell, Jr., S. Wil VanLoh, Jr., Toby Neugebauer, Richard Hebert, Donald Powell, and Stephen Thorington. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices.

At the Effective Time of the Merger, each of the following officers of the General Partner resigned and ceased to be an officer of the General Partner. These officers are: Alan Smith, Chief Executive Officer; John Campbell, Jr., President and Chief Operating Officer; Cedric Burgher, Chief Financial Officer; Lloyd DeLano, Chief Accounting Officer; Gregory Roden, Senior Vice President and General Counsel; Mark Castiglione, Senior Vice President-Business Development; Mandel Selber, Senior Vice President-Land; Mary Jo Austin, Vice President-Marketing; Laura Kinningham, Vice President-Human Resources; Michael Magilton, Vice President-Finance & Treasurer; Timothy Pownell, Vice President-Strategic Planning.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Senior Vice President & General Counsel

Dated: November 24, 2014